As filed with the Securities and Exchange Commission on September 23, 2022

Registration No. 333-260892

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SomaLogic, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-4298912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2945 Wilderness Place

Boulder, CO 80301

(Address of Principal Executive Offices, including Zip Code)

SomaLogic, Inc. 2009 Equity Incentive Plan

SomaLogic, Inc. 2017 Equity Incentive Plan

SomaLogic, Inc. 2021 Omnibus Incentive Plan

SomaLogic, Inc. 2021 Employee Stock Purchase Plan

Option Agreements Outside of Equity Incentive Plan

(Full titles of plans)

Roy Smythe

Chief Executive Officer

SomaLogic, Inc.

2945 Wilderness Place

Boulder, Colorado 80301

(303) 625-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles D. Maguire, Jr. Tyler F. Mark Bryan Cave Leighton Paisner LLP 1700 Lincoln Avenue Denver, CO 80203 (303) 861-7000	Ruben Gutierrez General Counsel 2945 Wilderness Place, Boulder, Colorado 80301 (303) 625-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this “Registration Statement”) is being filed pursuant to Rule 462(d) solely to update the Consent of Independent Auditors by Ernst & Young LLP, included as Exhibit 23.1 to the Registration Statement on Form S-8 (File No. 333-260892) filed with the Securities and Exchange Commission on November 9, 2021 (the “Original Filing”).

Except as described above, this Registration Statement does not update, amend or modify any other information, statement or disclosure contained in the Original Filing. No additional securities are to be registered, and registration fees were paid upon filing of the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (reference is made to the signature page of the Original Filing).

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the above-referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, Colorado, on September 23, 2022.

SOMALOGIC, INC.

By:	/s/ Roy Smythe
Roy Smythe
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	September 23, 2022
Roy Smythe	(Principal Executive Officer)

/s/ Shaun Blakeman	Chief Financial Officer	September 23, 2022
Shaun Blakeman	(Principal Financial and Accounting Officer)

*	Director	September 23, 2022
Robert Barchi

*	Director	September 23, 2022
Eli Casdin

*	Director	September 23, 2022
Troy Cox

*	Director	September 23, 2022
Charles M. Lillis

*	Director	September 23, 2022
Anne Margulies

*	Director	September 23, 2022
Ted Meisel

*	Director	September 23, 2022
Richard Post

* By:	/s/ Shaun Blakeman
Shaun Blakeman Attorney-in-Fact

/s/ Ruben Gutierrez
Ruben Gutierrez Attorney-in-Fact

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